UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2014

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza New Brunswick, New Jersey	08933
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 18, 2014, Johnson & Johnson, a New Jersey corporation (the “Company”), entered into two underwriting agreements (the “Underwriting Agreements”) with Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several Underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters:

(1)	$700,000,000 aggregate principal amount of 1.125% notes due 2017 (the “2017 notes”);

(2)	$500,000,000 aggregate principal amount of 1.875% notes due 2019 (the “2019 notes”);

(3)	$350,000,000 aggregate principal amount of 2.450% notes due 2021 (the “2021 notes”);

(4)	$250,000,000 aggregate principal amount of 3.375% notes due 2023 (the “2023 notes”); and

(5)	$200,000,000 aggregate principal amount of 4.375% notes due 2033 (the “2033 notes”);

under the Company’s Registration Statement on Form S-3, Reg. No. 333-194146. The issuance and sale of the 2017 notes, 2019 notes and 2021 notes closed on November 21, 2014 and the issuance and sale of the 2023 notes and 2033 notes closed on November 20, 2014.

The 2023 notes constitute a further issuance of the $550 million aggregate principal amount of 3.375% notes due 2023 issued on December 5, 2013 and form a single series with those notes. The 2023 notes have the same CUSIP number and trade interchangeably with the previously issued 3.375% notes due 2023.

The 2033 notes constitute a further issuance of the $650 million aggregate principal amount of 4.375% notes due 2033 issued on December 5, 2013 and form a single series with those notes. The 2033 notes have the same CUSIP number and trade interchangeably with the previously issued 4.375% notes due 2033.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Company Order establishing the terms of the notes.

5.1	Opinion of Douglas K. Chia, Assistant General Counsel and Corporate Secretary of the Company.

23.1	Consent of Douglas K. Chia, Assistant General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1 of this current report).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson

By:	/s/ Douglas K. Chia
Douglas K. Chia
Assistant General Counsel and Corporate Secretary

November 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1	Company Order establishing the terms of the notes.

5.1	Opinion of Douglas K. Chia, Assistant General Counsel and Corporate Secretary of the Company.

23.1	Consent of Douglas K. Chia, Assistant General Counsel and Corporate Secretary of the Company (included in Exhibit 5.1 of this current report).

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